Exhibit 107

Calculation of Filing Fee Tables

Form S-4
(Form Type)

CROWN PROPTECH ACQUISITIONS*
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered(5)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to Be Paid	Equity	New Brivo Class A Common Stock(1)	457	(f)(1)	34,500,000	$9.84	(6)	$339,312,675.00	$92.70 per $1,000,000	$31,454.28	(9)
	Equity	Warrants to purchase New Brivo Class A Common Stock(2)	457	(f)(1)	14,213,333	$0.58	(8)	$8,299,875.81	$92.70 per $1,000,000	$769.40	(9)
	Equity	New Brivo Class A Common Stock(3)	—		14,213,333	$11.50	(7)	$163,453,329.50	$92.70 per $1,000,000	$15,152.12	(9)
	Equity	New Brivo Class A Common Stock(4)	457	(f)(1)	5,561,266	$9.84	(6)	$54,695,885.30	$92.70 per $1,000,000	$5,070.31	(9)
Fees Previously Paid										$31,454.28
										$769.40
										$15,152.12
										$5,070.31

	Total Offering Amounts							$565,761,765.61		$52,446.12
	Total Fees Previously Paid									$52,446.12
	Total Fee Offsets									—
	Net Fee Due									—

(1)	The number of shares of Class A common stock, par value $0.0001 per share, of New Brivo (as defined below) (the “New Brivo Class A Common Stock”) to be issued in respect of (i) 27,600,000 Class A ordinary shares underlying units issued in Crown’s initial public offering and (ii) 6,900,000 Class B ordinary shares held by Crown PropTech Sponsor, LLC (the “Sponsor”) and certain other holders.
(2)	The number of warrants to acquire shares of New Brivo Class A Common Stock being registered represents (i) 9,200,000 warrants to purchase Class A ordinary shares underlying units issued in Crown’s initial public offering (the “public warrants”) and (ii) 5,013,333 warrants to purchase Class A ordinary shares issued to the Sponsor and certain other holders in a private placement simultaneously with the closing of Crown’s initial public offering (the “private placement warrants” and, together with the public warrants, the “warrants”).
(3)	The number of shares of New Brivo Class A Common Stock to be issued upon the exercise of (i) 9,200,000 public warrants and (ii) 5,013,333 private placement warrants. The warrants will convert into warrants to acquire shares of New Brivo Class A Common Stock in the Domestication (as defined below).
(4)	The number of shares of New Brivo Class A Common Stock to be issued in respect of 4,900,952 shares of Brivo Class A common stock (which includes 3,524,850 shares of Brivo Class A Common Stock that will be issued on conversion of an equal number of shares of Brivo Series A-2 preferred stock immediately prior of the consummation of the Business Combination (as defined in the accompanying proxy statement/prospectus) that will be canceled and converted into the right to receive the applicable portion of the merger consideration, comprised of shares of New Brivo Class A Common Stock, as determined pursuant to the Business Combination Agreement (as defined in the accompanying proxy statement/ prospectus).
(5)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(6)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares of Crown on the New York Stock Exchange (the “NYSE”) on December 20, 2021 ($9.84 per Class A ordinary share). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.
(7)	Represents the exercise price of the warrants.
(8)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Crown public warrants on the NYSE on December 20, 2021 ($0.58 per warrant). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.
(9)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $92.70 per $1,000,000 of the proposed maximum aggregate offering price.

* The business day prior to the consummation of the Business Combination, Crown PropTech Acquisitions, a Cayman Islands exempted company (“Crown”), intends to effect a deregistration and a transfer by way of continuation to Delaware pursuant to Part XII of the Companies Act (As Revised) of the Cayman Islands and Section 388 of the Delaware General Corporation Law, pursuant to which Crown’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). All securities being registered will be issued by the continuing entity following the Domestication, which will be renamed “Brivo, Inc.” upon the consummation of the Domestication. As used herein, “New Brivo” refers to Crown after giving effect to the Domestication.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A

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